Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hampton Roads Bankshares, Inc.

We consent to the use of our report dated March 1, 2007, with respect to the consolidated statements of income, changes in shareholders’ equity, and cash flows of Hampton Roads Bankshares, Inc. and subsidiaries for the year ended December 31, 2006, incorporated herein by reference. Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.

Norfolk, Virginia

May 8, 2009